SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C 1

(Rule 14C-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of

the Securities Exchange Act of 1934

Check the appropriate box:

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Preliminary Information Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (1))

Definitive Information Statement

INNOCAP, INC.

(Name of Registrant as Specified In Its Charter)

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Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)

Title of each class of securities to which transaction applies:

COMMON STOCK.  PAR VALUE $ .. ..001 PER  SHARE

(2)

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NOT APPLICABLE

(3)

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forth the amount on which the filing fee is calculated and state how it was determined):

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(4)

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Fee previously paid with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)

Amount Previously Paid:

(2)

Form, Schedule or Registration Statement No.:  333-153035

(3)

Filing Party: INNOCAP, INC.

(4)

Date Filed: OCTOBER 15, 2008

THIS INFORMATION STATEMENT IS BEING PROVIDED SOLELY FOR INFORMATIONAL

PURPOSES AND NOT IN CONNECTION WITH ANY VOTE OF THE STOCKHOLDERS OF

INNOCAP, INC.

This Information Statement is being mailed to holders of record of shares of common stock of INNOCAP, INC., a Nevada corporation (the “Company”, “we”, “us”, “our” or “Innocap”), pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

NO VOTE OR OTHER ACTION BY OUR STOCKHOLDERS IS REQUIRED IN RESPONSE TO THIS INFORMATION STATEMENT. PROXIES ARE NOT BEING SOLICITED. YOU ARE URGED TO READ THIS INFORMATION STATEMENT CAREFULLY. YOU ARE NOT, HOWEVER, REQUIRED TO TAKE ANY ACTION.

CHANGE IN BUSINESS

We were incorporated in Nevada on January 23, 2004. In September 2004, we filed a notice of election to be regulated as a BDC under the Investment Company Act of 1940 which made us a closed-end management investment company. Our goal was to provide investors with the opportunity to participate with a modest amount in venture capital investments that are generally not available to the public and that typically require substantially larger financial commitments. We were unable to raise any capital necessary to commence making investments as a BDC and have not generated any revenue. As a result, we have been a development stage company since inception. It was apparent that we were not going to be able to succeed as a Business Development Company.

On July 13, 2008, the Board of Directors of Innocap, supported by the written consents of the holders of a majority of outstanding shares of common stock, elected to withdraw the Company’s election so as to cease being a Business Development Company.   Such voting was as follows.  See chart below.  Number of shares refer to post-split shares.

Names	Number of Shares Owned	Percent of Shares Voted in Favor or Proposal	Number of Shares Voted In Favor Of Proposal
B. Alva Schoomer	120,000	2.40%	120,000
Stephen B. Schneer	5,000	0.10%	5,000
Gary B. Wolff	1,120,000	22.40%	1,120,000
GCND, Inc.	1,692,600	33.85%	1,692,600
S. Craig Barton	1,100,100	22.00%	1,100,100
Keith Barton	720,000	14.40%	720,000

We commenced this process by filing a preliminary information statement on Schedule 14C in October 2008. Our election to withdraw as a BDC will become effective after we have filed a definitive information statement followed by a Form N-54C.  The decision to withdraw this election is not currently a condition precedent to any potential merger or business transaction.

In November 2008 the Company terminated its Section 12(g) registration (and the corresponding reporting requirements) under the Securities Exchange Act of 1934 by filing the necessary Form 15 with the SEC. At that time, the Company decided to use the business connections of its president and become a consulting business. Its goal is to use subcontractors and independent contractors to provide strategic business planning and management consulting to small domestic companies and to assist medium sized international companies to establish a business presence in the United States.

The decision to cease being a Business Development Company has no impact on our historical financial statements because we had not generated any revenue as a Business Development Company and had no investment assets,  Additionally, such withdrawal of election  to being regulated as a BDC will have no effect on our assets, if any.

Our decision to cease being a Business Development Company under the Investment Company Act of 1940, as amended, will result in our shareholders losing certain protections offered to them under that Act, including those included in Sections 23 and 63 which restrict a BDC’s ability to issue shares of its stock below net asset value or for services.

In July 2008 the Company effected a 1 to 100 reverse split of shares of its common stock and issued 4,320,000 new shares to settle a substantial portion of its liabilities. Such voting was as follows .. See chart below. Number of shares refer to pre-split shares and are prior to issuance of 4,320,000 post split shares.

Names of Shareholders Approving Proposal	Number of Shares Owned Pre- Split	Percent of Shares Voted in Favor or Proposal	Number of Shares Voted In Favor Of Proposal
B. Alva Schoomer	12,000,000	17.65	12,000,000
Stephen B. Schneer	500,000	0.74	500,000
Gary B. Wolff	12,000,000	17.65	12,000,000
GCND, Inc.	19,260,000	28.32	19,260,000
S. Craig Barton	10,000	0.01%	10,000

As part of our plan to augment our financial resources and consider attractive business opportunities, we and our principal stockholders had entered into discussions with an unaffiliated third party with respect to a potential merger transaction which might have resulted in change of control/ownership and new management. As of November 12, 2008, the discussions have not resulted in any agreement. No formal discussions or negotiations have taken place since March 2008. We do not know the likelihood, if any, that these negotiations will ever restart. Therefore, we assume that we will undertake the strategy described in our Prospectus as filed with our Registration Statement on Form S-1 (File No.: 333-153035) unless or until events change. Our decision to cease being a Business Development Company is not linked in any way to any potential merger discussions.

There can be no assurance that a merger or other significant transaction will be consummated with any third party or, if consummated, that the Company or its stockholders would realize any benefits from it.    No definitive agreements have been entered into for the purpose of implementing any Proposed Transactions. If any  Proposed Transactions are consummated (or if a definitive agreement with respect to any Proposed Transactions is entered into), a Form 8-K describing the Proposed Transactions or agreement, as applicable, will be filed by the Company with the Securities and Exchange Commission.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The Company’s executive officers and directors are as follows:

Name	Age	Title
B. Alva Schoomer	73	Chairman, President and CFO
Stephen B. Schneer	76	Director

B. Alva Schoomer - Founded us in 2004. Dr. Schoomer has been an independent consultant since 1988 working on projects and engagements that are similar to those that INNOCAP plans to seek. Prior to 1988, Dr. Schoomer held executive positions with W.P. Carey & Co., Inc., Innovation Investors (a partnership underwritten by Shearson Lehman), RAC Information Systems, Inc., Greenwich Research Associates, A. G. Becker & Co., and the American Stock Exchange. Dr. Schoomer holds a Ph.D. in chemistry and physics from the California Institute of Technology. From December 2002 to December 2005, Dr. Schoomer was president of BAS Consulting, Inc.

Stephen B. Schneer – is an attorney who has practiced law in New York City since 1955 and has been a sole practitioner in New York City since 1998 and a Director of the Company since its inception in January 2004.  He holds a BA from Washington & Jefferson and a JD from Columbia University. He is also president of Develocap, Inc., a company based in New York and engaged in business similar to the Company and was chairman of PRTX, Inc., a blank check company from April 2007 to September 2008.

Our officers and directors, and any of their affiliates, are not personally impacted by our decision to cease being a Business Development Company.

Board Meetings and Committees

We presently have no Board committees. We intend to appoint such persons and form such committees as are required to meet the corporate governance requirements imposed by the national securities exchanges at such time, if ever, as we become subject to such requirements. Therefore, we intend that a majority of our directors will eventually be independent directors and at least one director will qualify as an “audit committee financial expert.” Additionally, we may in the future appoint an audit committee, nominating committee and compensation committee, and adopt charters relative to each such committee. Until further determination, the full Board will undertake the duties of the audit committee, compensation committee and nominating committee. We do not currently have an “audit committee financial expert” since we currently do not have an audit committee in place.

Compensation Committee Interlocks and Insider Participation

The Board determines the executive compensation and does not delegate this responsibility to non-members of the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information as of October 14, 2008, regarding (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director, nominee and executive officer of the Company and (iii) all officers and directors as a group.

Pursuant to Rule 13d-3 of the Exchange Act and as used in the table below, the term “beneficial ownership” means the sole or shared power to vote or direct the voting, or to dispose or direct the disposition, of any security. A person is deemed as of any date to have beneficial ownership of any security that such person has a right to acquire within 60 days after such date. Except as otherwise indicated, the stockholders listed below have sole voting and investment powers with respect to the shares indicated. The table below is based on 5,000,000 shares of Common Stock issued and outstanding.

Name and Address of Beneficial Owner	[1]Number of Shares Beneficially Owned	Percent of Class
B. Alva Schoomer 3113 Madison Drive Atlanta, GA 30346	120,000	2.40%
Stephen B. Schneer 488 Madson Avenue, Suite 1100 New York, NY 10022	5,000	0.10%
Gary B. Wolff 488 Madison Avenue, Suite 1100 New York, NY 10017	1,120,000	22.40%
GCND, Inc. PO Box 540 Ridge, NY 11961	1,692,600	33.85%
S. Craig Barton 488 Madison Avenue, Suite 1100 New York, NY 10022	1,100,100	22.00%
[2]Keith Barton 488 Madison Avenue, Suite 1100 New York, NY 10022	720,000	14.40%
Officers and Directors as a group ( 2 members)	125,000	2.50%

K. Ivan F. Gothner has sole voting and investment power with respect to all common shares beneficially owned by GCND, Inc .

Keith Barton is the adult son of Dr. S. Craig Barton.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Terms of Office

Directors serve until the next annual meeting of the stockholders, until their successors are elected or appointed and qualified, or until their prior resignation or removal.

Officers serve for such terms as determined by the Board. Each officer holds office until such officer’s successor is elected or appointed and qualified or until such officer’s earlier resignation or removal.

Involvement in Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past five years.

EXECUTIVE AND DIRECTOR COMPENSATION

The following table sets forth the cash compensation paid by the Company to its President and all other executive officers for services rendered during the fiscal years ended January 31, 2008 and 2007.

Name and Position	Year	Salary	Bonus	Other Compensation
B. Alva Schoomer, President, Secretary, Treasurer	2008	None	None	None
	2007	None	None	None

Outstanding Equity Awards

There are no outstanding equity awards at October 14, 2008.

Compensation of Directors

We do not currently pay any cash fees to our directors, but we pay directors' expenses in attending board meetings. During the fiscal year ended January 31, 2008, no director expenses were reimbursed.

Long-Term Incentive Plans

As of October 14, 2008, there were no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

As of October 14, 2008, we had no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Values

There were no stock options outstanding during the fiscal year ended  January 31, 2008 or anytime thereafter through October 14, 2008.

Report on Executive Compensation

Our compensation program for our executive officers is administered and reviewed by the Board. Because of the nature of our Company, we have not paid compensation to our executive officers.

DIRECTOR INDEPENDENCE

Transactions with Related Persons

There have been no transactions or proposed transactions in which the amount involved exceeds $120,000 for the last three completed fiscal years in which any of our directors, executive officers or beneficial holders of more than 5% of the outstanding shares of Common Stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. Any such transaction proposed in the future will require review, approval and ratification by the Board

In July 2008 we issued an aggregate 4,320,000 shares of our common stock to Gary B. Wolff, GCND, Inc. and S. Craig Barton in full satisfaction of approximately $100,000 in amounts due to them for services performed.  Such shares were issued as follows:

Name	Number of Shares
S. Craig Barton	1,100,000
Gary B. Wolff	1,000,000
GCND, Inc.	1,500,000
Keith Barton	720,000

Director Independence

The Board has determined that we do not have a majority of independent directors as that term is defined under Rule 4200(a) (15) of the NASDAQ Marketplace Rules, even though such definition does not currently apply to us, because we are not listed on NASDAQ.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of Common Stock and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders (the “Reporting Persons”) are required by the SEC regulations to furnish us with copies of all Section 16(a) reports that they file.

Based solely on the Company’s review of the copies of the forms received by it during the fiscal year ended January 31, 2008, if any,  the Company believes that no director, officer or beneficial owner of more than 10% of the Common Stock has complied with Section 16(a) filing requirements during such fiscal years.

The SEC issued a comment letter on October 2, 2008 relating to the Company’s filing of a Form S-1 Registration Statement on August 15, 2008.  Comment no.18 in such comment letter read as follows:

“Our records indicate that the company’s sole director and executive officer and persons who beneficially own in excess of 5% of the outstanding common stock have not filed beneficial ownership reports under Section 13(d) of the Exchange Act since effectiveness of the company’s registration statement on Form 10-SB.  Similarly, we note that none of the officers and directors has filed reports under Section 16(a) of the Exchange Act.  While the staff recognizes that counsel for the company does not represent the company’s directors, executive officers and beneficial owners, please advise them to file all reports under Sections 13(d) and 16(a) immediately.  Also have the parties provide written confirmation of their understanding that the filing of reports under Sections 13(d) and 16(a) at this late date does not and cannot cure past violations, and the filing does not foreclose the Commission from taking any action in the future.”

In response thereto, the Issuer notified all applicable persons and/or companies of their requirements to file reports under Sections 13(d) and 16(a) of the Exchange Act.  The form letter sent out by Issuer’s counsel on behalf of Issuer read as follows:

Dear ________:

As an officer, director and/or beneficial owner of in excess of 5% of all outstanding common stock of Innocap, Inc. (the “Company”) you have been required to file beneficial ownership reports under Section 13(d) of the Exchange Act which requirement commenced upon the effectiveness of the Company’s Form 10 SB Registration Statement, 60 days from its filing of March 2, 2004, to wit; May 2, 2004.

Similarly, if you are or were an officer of the Company, you are required to file reports under Section 16(a) of the Exchange Act.

Accordingly, as it appears that these reports have not been filed, this letter shall serve as your direction to file all reports under Section 13(d) and 16(a) immediately.

All required forms and instructions may be obtained directly from the SEC website: www.sec.gov.

To assist you with respect to the above, we are enclosing a chart indicating certain stockholders stock ownership and dates of acquisition.

By signing this letter the undersigned is providing written confirmation of his understanding that the filing of reports under Sections 13(d) and 16(a) at this late date does not and cannot cure past violations, and the filing does not foreclose the Commission from taking any action in the future.

Please sign the bottom of this letter and return a copy to our office by fax (212) 644-6498.

Very truly yours,

Gary B. Wolff

________________________________________

Signature

Reports to Security Holders

We file reports with the Securities and Exchange Commission. These reports include annual reports, quarterly reports as well as other information we are required to file pursuant to securities laws. You may read and copy materials we file with the SEC at the SEC's Public Reference Room at 100 F Street Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC which is http://www.sec.gov. You may send communications to the Board to 488 Madison Avenue, Suite 1100, New York, NY 10022.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the actions taken.  Your consent to the actions is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our shareholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Dated: November 17, 2008

By: Order of the Board of Directors

/s/ B. Alva Schoomer

B. Alva Schoomer, Chairman of the Board